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  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 04, 2022
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Goosehead Insurance, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38466	82-3886022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Solana Boulevard, Ste. 4500
Westlake, Texas 76262
(Address of Principal Executive Offices, and Zip Code)

214-838-5500
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	GSHD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New President and Chief Operating Officer

Goosehead Insurance, Inc. (the “Company”) announced today that Mark K. Miller, a current member of the Company’s Board of Directors (the “Board”), was appointed President and Chief Operating Officer of the Company effective May 10, 2022.

Mr. Miller stepped down from the audit and compensation committees of the Board while continuing to serve as a member of the Board. In addition, Thomas McConnon, a current member of the Board and its audit committee, was appointed chair of the audit committee of the Board, and Waded Cruzado, another current member of the Board, was appointed a member of the compensation committee of the Board.

Mr. Miller, 57, has served as a member of our Board since March 2018. For the past 15 years, Mr. Miller has worked for some of the largest private equity firms in the world helping drive large scale financial and operational transformations. Mr. Miller has been the Chief Financial Officer of Pluralsight, Inc. (a Vista Equity Partners company) since June 2021. At Pluralsight, Mr. Miller is responsible for all Finance and Accounting activities as well as delivering various value creation initiatives. Prior to Pluralsight, Mr. Miller was the CFO for three other Vista Equity Partners portfolio companies: Finastra (London, UK); Marketo (San Mateo, CA), and Active Network (Dallas, TX). At Finastra, Mr. Miller led the company’s Finance, Accounting and Tax departments, as well as the company’s procurement and facilities functions from June 2018 to June 2019. Prior to Finastra, Mr. Miller was the CFO of Marketo. He joined Marketo in April 2017 after the company was taken private by Vista Equity Partners. Mr. Miller resigned from Marketo in April 2019 after successfully selling the company to Adobe for $4.75 billion in October 2018. Prior to Marketo, Mr. Miller was the CFO of Active Network from 2014 to 2016 and the CFO of L.H.P. Hospital Group from 2013 to 2014. Mr. Miller spent 18 years with Sabre Holdings where he held multiple operating and finance positions and was instrumental in the company’s initial IPO and its subsequent $5 billion privatization transaction. He was Sabre’s CFO from 2010 to 2013. Early in his career, Mr. Miller worked for Ernst and Young, LTV Corporation, and Hertz Corporation. Mr. Miller has an Accounting degree from Texas Tech University and an MBA in Finance from Rice University. He is a licensed Certified Public Accountant in the state of Texas.

Mr. Miller will receive the following compensation: annual base salary of $500,000; a guaranteed bonus for 2022 of $500,000, which will be prorated; stock options with respect to 180,000 shares of Company stock; annual stock option grants in the future at the discretion of the compensation committee of the Board; and customary employee benefits.

There are no arrangements or understandings between Mr. Miller and any other person pursuant to which Mr. Miller was selected as an officer, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Miller has any direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Separation Agreement

On May 4, 2022, Michael Colby and the Company mutually agreed that he would depart from the Company effective May 5, 2022. On May 4, 2022, the Company and Mr. Colby entered into a Separation Agreement (the “Separation Agreement”) in connection with his departure. Pursuant to the Separation Agreement, the Company has agreed, in return for a mutual release, to extend the exercise period of certain of Mr. Colby’s stock options to December 31, 2022.

Item 7.01 Regulation FD Disclosure.

On May 10, 2022, the Company issued a press release announcing the appointment of Mr. Miller as President and Chief Operating Officer of the Company, as well as certain other matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Goosehead Insurance, Inc., dated May 10, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2022

GOOSEHEAD INSURANCE, INC.

By:	/s/ Mark E. Jones
Mark E. Jones Chairman and Chief Executive Officer